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                                                                     EXHIBIT 21

                              GREATER BAY BANCORP
                          ANNUAL REPORT ON FORM 10-K

                  EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

  Greater Bay Bancorp owns 100.0% of the outstanding voting securities of the following entities, all of which are included in Greater Bay Bancorp's consolidated financial statements:

                Name                             Jurisdiction of Incorporation
     Mid-Peninsula Bank                                   California
     Cupertino National Bank                              California
     Peninsula Bank of Commerce                           California
     GBB Capital 1                                         Delaware